                                                                     EXHIBIT 4.1

                          AMERICAN PACIFIC CORPORATION
                              AMENDED AND RESTATED
                             2001 STOCK OPTION PLAN

1.    PURPOSE OF THE PLAN.

      This Amended and Restated  2001 Stock Option Plan (the "Plan") is intended as an incentive, to retain key employees, Directors, consultants and advisors to
AMERICAN PACIFIC CORPORATION,  a Delaware  corporation (the "Company"),  and any
Subsidiary  of the Company  within the  meaning of Section  424(f) of the United
States Internal Revenue Code of 1986, as amended (the "Code"), having experience and ability, to attract new employees, Directors, consultants and advisors whose services are considered  valuable,  to encourage the sense of proprietorship and to  stimulate  the  active  interest  of such  persons  in the  development  and financial success of the Company and its Subsidiaries.

      It is further  intended that certain options granted  pursuant to the Plan shall  constitute  incentive  stock options within the meaning of Section 422 of the Code (the "Incentive  Options") while certain other options granted pursuant to the Plan shall be nonqualified  stock options (the  "Nonqualified  Options").
Incentive  Options  and  Nonqualified   Options  are  hereinafter   referred  to
collectively as "Options."

      The  Company  intends  that the Plan meet the  requirements  of Rule 16b-3
("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended
(the  "Exchange  Act"),   and  that   transactions  of  the  type  specified  in
subparagraphs  (d) to (f)  inclusive of Rule 16b-3 by officers and  Directors of the Company  pursuant to the Plan be exempt from the  operation of Section 16(b)
of the  Exchange  Act.  The Company  also  intends that the Plan meet the rules, regulations and requirements of the principal  national  securities  exchange or automated  quotation  system on which the shares of the Company's  Common Stock,
$.10 par value per share (the "Stock"), are listed or traded.  Further, the Plan is intended  to satisfy  the  performance-based  compensation  exception  to the limitation  on the  Company's tax  deductions  imposed by Section  162(m) of the
Code. In all cases,  the terms,  provisions,  conditions and  limitations of the
Plan shall be construed and interpreted  consistent with the Company's intent as stated in this Section 1.

2.    ADMINISTRATION OF THE PLAN.

      The Board of  Directors  of the Company (the  "Board")  shall  appoint and maintain as administrator of the Plan a Committee (the  "Committee")  consisting of three or more  Directors who are  "Non-Employee  Directors"  (as such term is defined  in Rule  16b-3)  and  "Outside  Directors"  (as such term is defined in
Section 162(m) of the Code), which shall serve at the pleasure of the Board. The
Committee,  subject  to  Sections  3 and 5 hereof,  shall  have  full  power and authority  to  designate  recipients  of  Options,  to  determine  the terms and conditions of respective  Option agreements (which need not be identical) and to interpret  the  provisions  and supervise the  administration  of the Plan.  The
Committee  shall have the  authority,  without  limitation,  to designate  which
Options  granted  under the Plan shall be  Incentive  Options and which shall be
Nonqualified  Options. To the extent any Option does not qualify as an Incentive
Option, it shall constitute a separate Nonqualified Option.

      Subject to the provisions of the Plan, the Committee  shall  interpret the
Plan and all Options  granted under the Plan,  shall make such rules as it deems necessary  for the  proper  administration  of the  Plan,  shall  make all other determinations  necessary or advisable  for the  administration  of the Plan and shall correct any defects or supply any omission or reconcile any  inconsistency in the Plan or in any  Options  granted  under the Plan in the manner and to the extent that the Committee  deems  desirable to carry into effect the Plan or any
Options.  The act or  determination  of a majority of the Committee shall be the act or  determination  of the Committee and any decision  reduced to writing and signed by all of the members of the Committee  shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any  action  taken or determination  made by the Committee pursuant to

                                       1

this and the other Sections of the Plan shall be conclusive on all parties.

      In the event that for any reason the  Committee is unable to act or if the
Committee at the time of any grant, award or other acquisition under the Plan of
Options or Stock does not consist of three or more Non-Employee Directors, or if there shall be no such  Committee,  then the Plan shall be  administered  by the
Board,  and  references  herein to the Committee  (except in the proviso to this sentence)  shall be deemed to be  references  to the Board,  and any such grant, award or other  acquisition  may be approved  or  ratified  in any other  manner contemplated by subparagraph (d) of Rule 16b-3; provided,  however, that options granted to the  Company's  Chief  Executive  Officer or to any of the  Company's
other four most  highly  compensated  officers  that are  intended to qualify as performance-based  compensation  under  Section  162(m)  of the Code may only be granted by the Committee.

3.    DESIGNATION OF OPTIONEES.

      The  persons  eligible  for  participation  in the Plan as  recipients  of
Options (the "Optionees")  shall include  employees,  officers and Directors of, and consultants  and advisors to, the Company or any  Subsidiary;  provided that
Incentive  Options  may only be  granted to  employees  of the  Company  and the
Subsidiaries. In selecting Optionees, and in determining the number of shares to be covered by each Option  granted to Optionees,  the Committee may consider the office or position held by the Optionee or the  Optionee's  relationship  to the
Company,  the Optionee's  degree of  responsibility  for and contribution to the growth and success of the Company or any  Subsidiary,  the Optionee's  length of service, age, promotions, potential and any other factors that the Committee may consider  relevant.  An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

4.    Stock Reserved for the Plan.

      Subject to adjustment as provided in Section 7 hereof,  a total of 650,000 shares of Stock shall be subject to the Plan.  The  maximum  number of shares of
Stock that may be subject to options granted under the Plan to any individual in any  calendar  year shall not exceed  50,000,  and the method of  counting  such shares  shall  conform  to  any  requirements  applicable  to  performance-based compensation  under Section  162(m) of the Code.  The shares of Stock subject to the Plan shall consist of authorized and unissued shares or treasury shares, and such number of shares of Stock shall be and hereby is reserved for such purpose.
Any of such  shares of Stock that may remain  unsold and that are not subject to outstanding  Options at the  termination  of the Plan shall cease to be reserved for the purposes of the Plan,  but until  termination  of the Plan,  the Company shall at all times  reserve a  sufficient  number of shares of Stock to meet the requirements  of the Plan.  Should any Option expire or be canceled prior to its exercise  in full or should the number of shares of Stock to be  delivered  upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore  subject to such Option may be subject to future  Options  under the
Plan,  except where such  reissuance  is  inconsistent  with the  provisions  of
Section 162(m) of the Code.

5.    Terms and Conditions of Options.

      Options  granted  under  the  Plan  shall  be  subject  to  the  following
conditions  and  shall  contain  such  additional  terms  and  conditions,   not
inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      a. OPTION  PRICE.  The purchase  price of each share of Stock  purchasable under any Option shall be determined by the Committee at the time of grant,  but shall not be less than 100% of the Fair Market Value (as defined  below) of such share of Stock on the date the Option is granted;  provided,  however, that with respect to an  Incentive  Option  granted to an  Optionee  who, at the time such
Incentive  Option is granted,  owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total combined voting  power of all  classes of stock

                                       2

of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least  110% of the Fair  Market  Value  per  share of Stock on the date of grant.  The  exercise  price for each Option shall be subject to  adjustment  as provided in Section 7 below.  "Fair  Market  Value"  means the closing  price of publicly  traded shares of Stock on the principal  securities  exchange on which shares of Stock are  listed (if the  shares of Stock are so  listed),  or on the
Nasdaq Stock Market (if the shares of Stock are  regularly  quoted on the Nasdaq
Stock Market),  or, if not so listed or regularly  quoted,  the mean between the closing  bid and  asked  prices  of  publicly  traded  shares  of  Stock  in the over-the-counter  market,  or,  if  such  bid  and  asked  prices  shall  not be available,  as reported by any nationally  recognized quotation service selected by the Company,  or as determined by the Committee in a manner  consistent  with the  provisions  of the Code.  Anything  in this  Section  5(a) to the  contrary notwithstanding,  in no event  shall the  purchase  price of a share of Stock be less than the  minimum  price  permitted  under the  rules and  policies  of any national  securities  exchange or automated quotation system on which the shares of Stock are listed or traded.

      b. OPTION TERM.  The term of each Option shall be fixed by the  Committee, but no Option shall be exercisable more than 10 years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive  Option is granted,  owns (within the meaning of Section
424(d) of the Code)  more than 10% of the  total  combined  voting  power of all classes of stock of the Company or of any Subsidiary,  no such Incentive  Option shall be exercisable  more than five years after the date such Incentive  Option is granted.

      c.  EXERCISABILITY.  Subject  to Section  5(j)  hereof,  Options  shall be exercisable  at such time or times and subject to such terms and  conditions  as shall be determined by the Committee at the time of grant.

      Upon the occurrence of a "Change in Control" (as hereinafter defined), the
Committee may accelerate the vesting and exercisability of outstanding  Options, in whole or in part, as determined by the Committee in its sole  discretion.  In its sole discretion,  the Committee may also determine that, upon the occurrence of a Change  in  Control,  each  outstanding  Option  shall  terminate  within a specified number of days after notice to the Optionee thereunder,  and each such
Optionee  shall  receive,  with  respect to each share of Stock  subject to such
Option,  an amount  equal to the excess of the Fair Market  Value of such shares immediately prior to such Change in Control over the exercise price per share of such  Option;  such  amount  shall be payable  in cash,  in one or more kinds of property  (including  the property,  if any,  payable in the  transaction)  or a combination thereof, as the Committee shall determine in its sole discretion.

      For  purposes  of the Plan,  a Change in  Control  shall be deemed to have occurred if:

          i. a tender  offer (or  series of  related  offers)  shall be made and consummated  for the  ownership  of 30% or more of the  outstanding  voting securities of the Company,  unless upon conclusion of such tender offer (or series  of  related  offers)  more  than  50%  of  the  outstanding  voting securities of the Company or any surviving or resulting  corporation  shall nevertheless  be owned in the aggregate by the  shareholders of the Company
     (as of the time  immediately  prior to the  commencement  of such  offer or series of related offers),  any employee benefit plan of the Company or its
     Subsidiaries, and their affiliates;

          ii.  the  Company  shall  be  merged  or  consolidated   with  another
     corporation,  unless as a result of such merger or consolidation  more than
     50% of the  outstanding  voting  securities  of the  surviving or resulting corporation  shall be owned in the  aggregate  by the  shareholders  of the
     Company  (as of the  time  immediately  prior  to  such  transaction),  any employee  benefit  plan  of the  Company  or its  Subsidiaries,  and  their affiliates;

          iii. the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company,  unless as a result of such sale more than 50% of such assets  shall be owned in the  aggregate by

                                        3

     the shareholders of the Company (as of the time  immediately  prior to such transaction),  any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

          iv. a Person  (as  defined  below)  shall  acquire  50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially  or of record),  unless as a result of such  acquisition  more than  50% of the  outstanding  voting  securities  of  the  Company  or any surviving or resulting  corporation  shall be owned in the aggregate by the shareholders of the Company (as of the time immediately  prior to the first acquisition of such securities by such Person),  any employee  benefit plan of the Company or its Subsidiaries, and their affiliates.

      For purposes of this Section 5(c),  ownership of voting  securities  shall take into  account and shall  include  ownership as  determined  by applying the provisions  of Rule  13d-3(d)(I)(i)  (as in effect on the date hereof) under the
Exchange Act. In addition,  for such  purposes,  "Person" shall have the meaning given in Section  3(a)(9) of the Exchange  Act, as modified and used in Sections
13(d) and 14(d) thereof;  provided,  however, a Person shall not include (A) the
Company or any of its  Subsidiaries;  (B) a trustee or other  fiduciary  holding securities  under  an  employee  benefit  plan  of  the  Company  or  any of its
Subsidiaries;  (C) an underwriter  temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

      d.  METHOD OF  EXERCISE.  Options to the extent  then  exercisable  may be exercised  in whole or in part at any time during the option  period,  by giving written  notice to the  Company  specifying  the number of shares of Stock to be purchased,  accompanied by payment in full of the purchase price, in cash, or by check  or such  other  instrument  as may be  acceptable  to the  Committee.  As determined by the Committee, in its sole discretion,  at or after grant, payment in full or in part may be made at the  election of the  Optionee (i) in the form of Stock owned by the  Optionee  (based on the Fair Market Value of the Stock on the  date of  exercise)  that is not  the  subject  of any  pledge  or  security interest,  (ii) in the form of shares of Stock  withheld by the Company from the shares of Stock  otherwise  to be received  with such  withheld  shares of Stock having a Fair Market Value on the date of exercise  equal to the exercise  price of the Option,  or (iii) by a combination  of the  foregoing,  provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares  surrendered  to the Company is at least equal to such exercise price and except  with  respect to (ii)  above,  such  method of payment  will not cause a disqualifying  disposition  of  all or a  portion  of the  Stock  received  upon exercise of an Incentive  Option.  An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee has given  written  notice of exercise  and has paid in full  for such  shares  and  (ii) has  satisfied  such conditions that may be imposed by the Company with respect to the withholding of taxes.

      e. NON-TRANSFERABILITY OF OPTIONS. Options are not transferable and may be exercised  solely by the Optionee  during his lifetime or after his death by the person or persons  entitled  thereto  under his will or the laws of descent  and distribution.  The Committee, in its sole discretion, may permit a transfer of a
Nonqualified  Option to (i) a trust for the  benefit of the  Optionee  or (ii) a member of the Optionee's  immediate  family (or a trust for his or her benefit).
Any attempt to transfer,  assign,  pledge or otherwise dispose of, or to subject to  execution,  attachment  or  similar  process,  any  Option  contrary  to the provisions  hereof shall be void and  ineffective and shall give no right to the purported transferee.

      f. TERMINATION BY DEATH.  Unless otherwise  determined by the Committee at grant,  if any  Optionee's  employment  with or  service  to the  Company or any
Subsidiary  terminates  by  reason  of  death,  the  Option  may  thereafter  be exercised,  to the extent then exercisable (or on such accelerated  basis as the
Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee  under the will of the Optionee,  for a period of one year after the date of such death or until the  expiration  of the stated  term of such  Option as  provided  under the Plan,  whichever  period is shorter.

                                        4

      g. TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the
Committee at grant, if any Optionee's  employment with or service to the Company or any Subsidiary  terminates by reason of total and permanent  disability,  any
Option held by such Optionee may  thereafter be exercised,  to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis  as the  Committee  shall  determine  at or after  grant),  but may not be exercised  after one year after the date of such  termination  of  employment or service or the expiration of the stated term of such Option, whichever period is shorter;  provided,  however,  that, if the Optionee dies within three months of termination of employment,  any  unexercised  Option held by such Optionee shall thereafter be exercisable to the extent to which it was  exercisable at the time of death for a period of one year after the date of such death or for the stated
term of such Option, whichever period is shorter.

      h. TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the
Committee at grant, if any Optionee's  employment with or service to the Company or any  Subsidiary  terminates by reason of Normal or Early  Retirement (as such terms are defined  below),  any Option held by such  Optionee may  thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant),  but may not be exercised  after three months after the date of such  termination  of employment  or service or the  expiration  of the  stated  term of such  Option, whichever  period is shorter;  provided,  however,  that,  if the Optionee  dies within such three month  period,  any  unexercised  Option held by such Optionee shall  thereafter be  exercisable,  to the extent to which it was exercisable at the time of death,  for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

      For  purposes  of  this  paragraph  (h)  "Normal  Retirement"  shall  mean retirement from active employment with the Company or any Subsidiary on or after the normal  retirement  date specified in the  applicable  Company or Subsidiary pension plan or if no such pension plan,  age 65, and "Early  Retirement"  shall mean  retirement  from  active  employment  with the  Company or any  Subsidiary pursuant  to the  early  retirement  provisions  of the  applicable  Company  or
Subsidiary pension plan or if no such pension plan, age 55.

      i. OTHER  TERMINATION.  Unless  otherwise  determined  by the Committee at grant,  if any  Optionee's  employment  with or  service  to the  Company or any
Subsidiary  terminates for any reason other than death,  Disability or Normal or
Early Retirement, the Option shall thereupon terminate,  except that the portion of any Option that was exercisable on the date of such termination of employment or service may be  exercised  for the lesser of three  months  after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any  Subsidiary is terminated by the Company or such
Subsidiary  without cause (the  determination as to whether  termination was for cause to be made by the Committee).  The transfer of an Optionee from the employ of or service to the  Company  to the employ of or service to a  Subsidiary,  or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

      j. LIMIT ON VALUE OF INCENTIVE  OPTION.  The aggregate  Fair Market Value, determined  as of the date the Incentive  Option is granted,  of Stock for which
Incentive  Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

      k.  TRANSFER  OF  INCENTIVE  OPTION  SHARES.  The stock  option  agreement evidencing any Incentive  Options  granted under this Plan shall provide that if the Optionee  makes a  disposition,  within the meaning of Section 424(c) of the
Code and  regulations  promulgated  thereunder,  of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year  period  commencing  on the day after the date of the grant of such
Incentive  Option or within a one-year  period  commencing  on the day after the date of transfer of the share or shares to him  pursuant to the exercise of such
Incentive  Option, he shall,  within 10 days after such disposition,  notify the
Company  thereof  and  immediately  deliver to the  Company any amount of United
States federal, state and local income tax withholding required by law.

                                        5

6.    TERM OF PLAN.

      No Option  shall be granted  pursuant to the Plan on or after  January 16,
2011, but Options theretofore granted may extend beyond that date.

7.    CAPITAL CHANGE OF THE COMPANY.

      In   the   event   of   any   merger,    reorganization,    consolidation,
recapitalization,  stock  dividend  or  split,  or  other  change  in  corporate structure  affecting the Stock,  the  Committee  shall make an  appropriate  and equitable  adjustment  in the number and kind of shares  reserved  for  issuance under  the  Plan  and in the  number  and  option  price of  shares  subject  to outstanding  Options  granted  under the Plan,  to the end that after such event each Optionee's proportionate interest shall be maintained as immediately before the occurrence of such event.

8.   PURCHASE FOR INVESTMENT.

      Unless the reoffer and resale of Stock  issuable  under the Plan have been registered under the Securities Act of 1933, as amended (the "Securities  Act"), or the Company has determined that such registration is unnecessary, each person exercising  an Option  under the Plan may be  required  by the Company to give a representation  in writing that he is acquiring  the shares for his own account, for  investment  and not with a view to,  or for sale in  connection  with,  the distribution of any part thereof.

9.    TAXES.

      The  Company  may  make  such  provisions  as  it  may  deem  appropriate, consistent with applicable law, in connection with any Options granted under the
Plan with respect to the withholding of any taxes or any other tax matters.

10.   EFFECTIVE DATE OF PLAN.

      The Plan shall be  effective  on January 16,  2001,  provided  the Plan is subsequently  approved by majority vote of the Company's  stockholders not later than January 15, 2002.

11.   AMENDMENT AND TERMINATION.

      The Board may  amend,  suspend,  or  terminate  the Plan,  except  that no amendment  shall be made that would impair the rights of any Optionee  under any
Option theretofore  granted without the Optionee's  consent,  and except that no amendment shall be made which,  without the approval of the  stockholders of the
Company would:

          a.  increase  the number of shares that may be issued  under the Plan, except as is provided in Section 7;

          b.  materially  increase the benefits  accruing to the Optionees under the Plan;

          c.   materially   modify  the   requirements  as  to  eligibility  for
     participation in the Plan;

          d.  decrease the exercise  price of an Option to less than 100% of the
     Fair Market Value per share of Stock on the date of grant thereof; or

          e. extend the term of any Option  beyond that  provided for in Section
     5(b).

                                        6

      The  Committee  may  amend the terms of any  Option  theretofore  granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee's  consent.  The Committee may also substitute new Options for previously  granted  Options,  including  options  granted under other plans applicable to the participant and previously  granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

12.   GOVERNMENT REGULATIONS.

      The  Plan,  and the grant  and  exercise  of  Options  hereunder,  and the obligation of the Company to sell and deliver  shares under such Options,  shall be subject to all applicable laws, rules and regulations,  and to such approvals by any  governmental  agencies,  national  securities  exchanges and interdealer quotation systems as may be required.

13.   GENERAL PROVISIONS.

      a. CERTIFICATES.  All certificates for shares of Stock delivered under the
Plan shall be subject to such stop transfer orders and other restrictions as the
Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or automated  quotation system upon which the Stock is then listed or traded and the  Committee  may  cause  a  legend  or  legends  to be  placed  on  any  such certificates to make appropriate reference to such restrictions.

      b. EMPLOYMENT MATTERS.  The adoption of the Plan shall not confer upon any
Optionee of the Company or any Subsidiary any right to continued  employment or, in the case of an Optionee who is a Director,  continued  service as a Director, with the Company or a Subsidiary,  as the case may be, nor shall it interfere in any way with  the  right of the  Company  or any  Subsidiary  to  terminate  the employment of any of its  employees,  the service of any of its Directors or the retention of any of its consultants or advisors at any time.

      c.  LIMITATION OF LIABILITY.  No member of the Board or the Committee,  or any  officer or  employee  of the  Company  acting on behalf of the Board or the
Committee,  shall  be  personally  liable  for  any  action,   determination  or
interpretation  taken or made in good  faith with  respect to the Plan,  and all members of the Board or the  Committee  and each and any  officer or employee of the Company  acting on their behalf shall,  to the fullest  extent  permitted by law, be fully  indemnified  and  protected by the Company in respect of any such action, determination or interpretation.

14.   GOVERNING LAW.

      The law of the State of Delaware shall govern all questions concerning the construction,  validity and  interpretation of this Plan, without regard to such state's conflict of laws rules.

                          AMERICAN PACIFIC CORPORATION
                                November 12, 2002

                                        7